UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2018 (January 29, 2018)

SPECIAL VALUE CONTINUATION PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00897	68-0631675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2018, Special Value Continuation Partners, LP, (the “Company”) amended its Amended and Restated Limited Partnership Agreement, dated as of April 2, 2012 (the “Partnership Agreement”), effective as of January 1, 2018. The amendment will have no impact on the amount of incentive compensation paid or services received by the Company and its parent, TCP Capital Corp., as it solely has the effect of converting the existing incentive compensation structure from a profit allocation to a fee.  The amendment serves to (i) eliminate the incentive compensation distribution provisions from the Partnership Agreement in order to permit Tennenbaum Capital Partners, LLC, the Company’s investment manager (the “Investment Manager”), to receive payment of incentive compensation under the Amended and Restated Investment Management Agreement by and between the Company and the Investment Manager dated as of April 2, 2012, and (ii) make certain other non-material amendments to update the Partnership Agreement for provisions that are no longer operative by their terms. Prior to the amendment, Series H of SVOF/MM, LLC, as the General Partner of the Company (the “General Partner”), was entitled to receive incentive compensation as a profit allocation and distribution.  The General Partner is a wholly-owned subsidiary of the Investment Manager.  A copy of the Second Amended and Restated Partnership Agreement, dated January 29, 2018 is filed as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description

3	Second Amended and Restated Partnership Agreement, dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Value Continuation Partners, LP
Date: January 30, 2017
	By:	/s/	Elizabeth Greenwood
	Name:		Elizabeth Greenwood
	Title:		General Counsel